UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       March 5, 2012

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On March 5, 2012, MGI Luxury Group S.A. (“MGI”), a wholly-owned subsidiary of Movado Group, Inc. (the “Company”), entered into an Amended and Restated License Agreement with an effective date as of January 1, 2012 (the “Amended License Agreement”) with Hugo Boss Trademark Management GmbH & Co. KG (“Hugo Boss”). The Amended License Agreement amends and restates MGI’s original license agreement with Hugo Boss entered into on December 15, 2004 (as amended, the “Original License Agreement”).

Modifications to the Original License Agreement, as implemented by the Amended License Agreement, include the following:

●	The term has been extended through December 31, 2018.

●
An annual guaranteed minimum license fee is specified for each calendar year of the term and all sales of licensed products remain subject to a percentage royalty, which is payable to the extent exceeding the annual guaranteed minimum royalty.

●	MGI’s overall level of required marketing expenditures remains unchanged from the Original License Agreement as does the advertising contribution it is required to make to Hugo Boss.

The other provisions of the Amended License Agreement remain substantially unchanged from the Original License Agreement.

The Company intends to file the Amended License Agreement as an exhibit to its next periodic report and will seek confidential treatment of certain terms in the Amended License Agreement at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 9, 2012

MOVADO GROUP, INC.

By:	/s/ Timothy F. Michno
Name: Timothy F. Michno
Title: General Counsel